(h)(1)(D)(i)

March 28, 2013

Ms. Katherine Dinella

Vice President

The Bank of New York Mellon - Securities Lending

200 Park Avenue, 7th Floor

New York, NY 10166

Dear Ms. Dinella:

Pursuant to the terms and conditions of the Securities Lending Agreement and Guaranty, dated August 7, 2003, and the Subscription Agreement for Registered Investment Companies, dated August 8, 2003, (together, the “Agreements”), we hereby notify you of the addition of ING Global Perspectives Fund, ING Global Perspectives Portfolio, and ING Solution Aggressive Portfolio (collectively, the “Funds”), each a newly established series of ING Mutual Funds, ING Investors Trust, and ING Partners, Inc., respectively, to be included on the Amended Exhibit A to the Agreements. This Amended Exhibit A supersedes the previous Amended Exhibit A, dated December 17, 2012, and is attached hereto.

The Amended Exhibit A has also been updated: 1) to reflect the name changes for ING Greater China Fund to ING Emerging Markets Equity Dividend Fund, ING Thornburg Value Portfolio to ING Growth and Income Core Portfolio, and ING SPorts Core Fixed Income Fund to ING Investment Grade Credit Fund; and 2) to reflect the removal of ING Index Plus International Equity Fund because this series recently liquidated.

Please signify your acceptance to provide services under the Agreements with respect to the Funds by signing below. If you have any questions, please contact me at (480) 477-2190.

Sincerely,

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President ING Mutual Funds ING Investors Trust ING Partners, Inc.

ACCEPTED AND AGREED TO:

The Bank of New York Mellon

By:	/s/ William P. Kelley
Name:	William P. Kelley
Title:	Managing Director , Duly Authorized
7337 E. Doubletree Ranch Rd. Suite 100 Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Mutual Funds ING Investors Trust ING Partners, Inc.
1

AMENDED EXHIBIT A

with respect to the

SECURITIES LENDING AGREEMENT AND GUARANTY AND

SUBSCRIPTION AGREEMENT FOR REGISTERED INVESTMENT COMPANIES

Fund	BNY Account Number (domestic/global)
ING Asia Pacific High Dividend Equity Income Fund	470269

ING Emerging Markets High Dividend Equity Fund	471840

ING Equity Trust
ING Growth Opportunities Fund	464733
ING Large Cap Value Fund	471164
ING MidCap Opportunities Fund	464741
ING Mid Cap Value Fund	472138 composite 472391 RBC 472393 Wellington
ING Real Estate Fund	464746
ING SmallCap Opportunities Fund	464743
ING Value Choice Fund	464786

ING Funds Trust
ING GNMA Income Fund	464012
ING High Yield Bond Fund	464010
ING Intermediate Bond Fund	464006
ING Short Term Bond Fund	473565
ING Strategic Income Fund	473423

ING Global Advantage and Premium Opportunity Fund	464792 domestic 464790 global 464791 composite

ING Global Equity Dividend and Premium Opportunity Fund	464767

ING Infrastructure, Industrials and Materials Fund	Equity – 471149 Composite – 471153 Derivative – 471155

ING International High Dividend Equity Income Fund	IIM – 471086 IIMA Europe – 471088 IIM Asia/Pacific – 471090

ING Investors Trust
ING American Funds Asset Allocation Portfolio	471146
ING American Funds Global Growth and Income Portfolio	471338
ING American Funds International Growth and Income Portfolio	471326

2

Fund	BNY Account Number (domestic/global)
ING American Funds International Portfolio	464761
ING American Funds World Allocation Portfolio	471391
ING BlackRock Health Sciences Opportunities Portfolio	464704
ING BlackRock Inflation Protected Bond Portfolio	470551
ING BlackRock Large Cap Growth Portfolio	279607
ING Bond Portfolio	471173
ING Clarion Global Real Estate Portfolio	464280
ING Clarion Real Estate Portfolio	058086
ING DFA Global Allocation Portfolio	471616
ING DFA World Equity Portfolio	Composite – 471087 Large Cap Market 10 – 471096 U.S. Blue-Chip 10 – 471094 Int’l Blue-Chip 75 – 471144 Small Cap 40 – 471170 25 Fund – 471098
ING FMRSM Diversified Mid Cap Portfolio	058404
ING Franklin Income Portfolio	464703
ING Franklin Mutual Shares Portfolio	470549
ING Franklin Templeton Founding Strategy Portfolio	470550
ING Global Perspectives Portfolio	473354
ING Global Resources Portfolio	058085
ING Goldman Sachs Commodity Strategy Portfolio	471201
ING Invesco Van Kampen Growth and Income Portfolio	058090
ING JPMorgan Emerging Markets Equity Portfolio	058096
ING JPMorgan Small Cap Core Equity Portfolio	279610
ING Large Cap Growth Portfolio	464706
ING Large Cap Value Portfolio	470567
ING Limited Maturity Bond Portfolio	058082
ING Liquid Assets Portfolio	058081
ING Marsico Growth Portfolio	058101
ING MFS Total Return Portfolio	058100
ING MFS Utilities Portfolio	464584
ING Morgan Stanley Global Franchise Portfolio	279605
ING Oppenheimer Active Allocation Portfolio	471395
ING PIMCO High Yield Portfolio	464018
ING PIMCO Total Return Bond Portfolio	058103
ING Pioneer Fund Portfolio	464578
ING Pioneer Mid Cap Value Portfolio	464580
ING Retirement Conservative Portfolio	471092
ING Retirement Growth Portfolio	464996
ING Retirement Moderate Growth Portfolio	464994
ING Retirement Moderate Portfolio	464992
ING T. Rowe Price Capital Appreciation Portfolio	058084
ING T. Rowe Price Equity Income Portfolio	058087
ING T. Rowe Price International Stock Portfolio	464576
ING Templeton Global Growth Portfolio	058095
ING U.S. Stock Index Portfolio	464701

3

Fund	BNY Account Number (domestic/global)
ING Mayflower Trust
ING International Value Fund	Brandes Sleeve – 464212 del Rey Sleeve – 472491 IIM Sleeve – 471400 Composite – 471399

ING Mutual Funds
ING Diversified Emerging Markets Debt Fund	473424
ING Diversified International Fund	464292
ING Emerging Markets Equity Dividend Fund	464286
ING Emerging Markets Equity Fund	Composite – 472158 JPM – 472392 Delaware – 472394
ING Global Bond Fund	464773
ING Global Equity Dividend Fund	464751
ING Global Natural Resources Fund	464210
ING Global Opportunities Fund	464202
ING Global Perspectives Fund	473352
ING Global Real Estate Fund	464220

ING International Core Fund	Composite – 472496 Thornburg Sleeve – 472502 Wellington Sleeve – 472498
ING International Growth Fund	Composite – 472499 Baillie Gifford Sleeve – 472492 T. Rowe Price Sleeve – 472500
ING International Real Estate Fund	464298
ING International Small Cap Fund	464216
ING International Value Choice Fund	464278
ING International Value Equity Fund	464218
ING Russia Fund	464208

ING Partners, Inc.
ING American Century Small-Mid Cap Value Portfolio	464515/464521 Composite - 464501
ING Baron Growth Portfolio	464504
ING Columbia Small Cap Value II Portfolio	Team II, Sleeve 1 – 464785 Team I, Sleeve II – 471330 Composite – 471329
ING Davis New York Venture Portfolio	464546
ING Fidelity® VIP Contrafund® Portfolio	464564
ING Fidelity® VIP Equity-Income Portfolio	464568
ING Fidelity® VIP Mid Cap Portfolio	464566
ING Global Bond Portfolio	464548
ING Growth and Income Core Portfolio	464522
ING Index Solution 2015 Portfolio	471152

4

Fund	BNY Account Number (domestic/global)
ING Index Solution 2020 Portfolio	472397
ING Index Solution 2025 Portfolio	471154
ING Index Solution 2030 Portfolio	472495
ING Index Solution 2035 Portfolio	471158
ING Index Solution 2040 Portfolio	472399
ING Index Solution 2045 Portfolio	471159
ING Index Solution 2050 Portfolio	472493
ING Index Solution 2055 Portfolio	471368
ING Index Solution Income Portfolio	471151
ING Invesco Van Kampen Comstock Portfolio	464512
ING Invesco Van Kampen Equity and Income Portfolio	464536
ING JPMorgan Mid Cap Value Portfolio	464506
ING Oppenheimer Global Portfolio	464508
ING PIMCO Total Return Portfolio	464510
ING Pioneer High Yield Portfolio	464032
ING Solution 2015 Portfolio	464590
ING Solution 2020 Portfolio	472588
ING Solution 2025 Portfolio	464594
ING Solution 2030 Portfolio	472590
ING Solution 2035 Portfolio	464596
ING Solution 2040 Portfolio	472398
ING Solution 2045 Portfolio	464574
ING Solution 2050 Portfolio	472589
ING Solution 2055 Portfolio	471370
ING Solution Aggressive Portfolio	473350
ING Solution Aggressive Growth Portfolio	471926
ING Solution Conservative Portfolio	471928
ING Solution Growth Portfolio	471083
ING Solution Income Portfolio	464586
ING Solution Moderate Portfolio	471082
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	464534
ING T. Rowe Price Growth Equity Portfolio	464530
ING Templeton Foreign Equity Portfolio	464200
ING UBS U.S. Large Cap Equity Portfolio	464520

ING Risk Managed Natural Resources Fund	464763

ING Separate Portfolios Trust
ING Emerging Markets Corporate Debt Fund	472953
ING Emerging Markets Hard Currency Debt Fund	472951
ING Emerging Markets Local Currency Debt Fund	472952
ING Investment Grade Credit Fund	470568
ING Retirement Solution 2020 Fund	473556
ING Retirement Solution 2025 Fund	473557
ING Retirement Solution 2030 Fund	473558
ING Retirement Solution 2035 Fund	473559
ING Retirement Solution 2040 Fund	473560

5

Fund	BNY Account Number (domestic/global)
ING Retirement Solution 2045 Fund	473561
ING Retirement Solution 2050 Fund	473562
ING Retirement Solution 2055 Fund	473563
ING Retirement Solution Income Fund	473564

ING Series Fund, Inc.
ING Alternative Beta Fund	471392
ING Capital Allocation Fund	464722
ING Core Equity Research Fund	464723
ING Corporate Leaders 100 Fund	471161
ING Global Target Payment Fund	471174
ING Index Plus LargeCap Fund	464726
ING Index Plus MidCap Fund	464727
ING Index Plus SmallCap Fund	464725
ING Large Cap Growth Fund	472765
ING Money Market Fund	464064
ING Small Company Fund	464729

ING Strategic Allocation Portfolios, Inc.
ING Strategic Allocation Conservative Portfolio	464420
ING Strategic Allocation Growth Portfolio	464418
ING Strategic Allocation Moderate Portfolio	464416

ING Variable Funds
ING Growth and Income Portfolio	464402

ING Variable Portfolios, Inc.
ING Australia Index Portfolio	472489
ING BlackRock Science and Technology Opportunities Portfolio	464422
ING Emerging Markets Index Portfolio	472592
ING Euro STOXX 50® Index Portfolio	471356
ING FTSE 100 Index® Portfolio	471369
ING Hang Seng Index Portfolio	471349
ING Index Plus LargeCap Portfolio	464406
ING Index Plus MidCap Portfolio	464408
ING Index Plus SmallCap Portfolio	464410
ING International Index Portfolio	471167
ING Japan TOPIX Index® Portfolio	471417
ING RussellTM Large Cap Growth Index Portfolio	471346
ING Russell™ Large Cap Index Portfolio	471172
ING RussellTM Large Cap Value Index Portfolio	471352
ING RussellTM Mid Cap Growth Index Portfolio	471354
ING Russell™ Mid Cap Index Portfolio	471168
ING Russell™ Small Cap Index Portfolio	471166
ING Small Company Portfolio	464414
ING U.S. Bond Index Portfolio	471169
ING WisdomTreeSM Global High-Yielding Equity Index Portfolio	471145

6

Fund	BNY Account Number (domestic/global)
ING Variable Products Trust
ING International Value Portfolio	464464
ING MidCap Opportunities Portfolio	464444
ING SmallCap Opportunities Portfolio	464450

ING Balanced Portfolio, Inc.	464428
ING Balanced Portfolio

ING Intermediate Bond Portfolio	464400

ING Money Market Portfolio	464412

7